Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement of Eagle Broadband, Inc. on Form S-8 of our report dated December 13, 2002, relating to the consolidated financial statements, which appear in the Annual Report on Form 10-K for the year ended August 31, 2002.



/S/McManus & Co., P.C.
-----------------------------
McManus & Co., P.C.
Certified Public Accountants
Rockaway, New Jersey


November 5, 2003